NUMBER

U-______________

UNITS

____

SEE REVERSE FOR
CERTAIN DEFINITIONS

MISTRAL ACQUISITION COMPANY

CUSIP ______________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.001 per share ("Common Stock"), of Mistral Acquisition Company, a Delaware corporation (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a Business Combination (as defined in the Warrant Agreement) or (ii) [__________], 2009 which is one year from the first anniversary of the date of the final prospectus that forms a part of the Registration Statement, such number of shares of Common Stock of the Company at the price of $7.00 per share (as such price may be adjusted), but only subject to the conditions set forth in the Warrant Agreement. Each Warrant will expire unless exercised before 5:00 p.m. New York City Time, on [_____], 2012, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to [_____], 2008, unless Merrill Lynch, Pierce, Fenner & Smith Incorporated elects to allow separate trading earlier, subject to the Company's filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [   ], 2008 , between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance thereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: [   ]

By

______________________ Chairman of the Board

Mistral Acquisition Company
CORPORATE
Delaware
SEAL
2007

______________________ Secretary

Mistral Acquisition Company

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _____ Custodian _____
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________ *hereby sells, assigns and transfers unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Units*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE